Exhibit 99.(n)

KPMG LLP

345 Park Avenue

New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2023, with respect to the consolidated financial statements of Eagle Point Institutional Income Fund, incorporated herein by reference and to the reference to our firm under the heading “Consolidated Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

April 28, 2023